Exhibit 21.01

                             CAREMATRIX CORPORATION
              LIST OF SUBSIDIARY ENTITIES AND PERCENTAGE OWNERSHIP

                                                             Percentage             State of Incorporation
Subsidiary                                                   Ownership                 or Organization
Adams Square, Inc.                                              30%*                     Massachusetts
Adams Square LP                                                 0.3%**                   Massachusetts
AMA New Jersey Development, Inc.                                100%                      New Jersey
Bailey Retirement Center, Inc.                                  100%                       Florida
CareMatrix of Amber Lights, Inc.                                100%                       Delaware
CareMatrix of Amethyst Arbor, Inc.                              100%                       Delaware
CareMatrix of Annapolis, Inc.                                   100%                       Delaware
CareMatrix of ARI, Inc.                                         100%                       Delaware
CareMatrix of Cypress Station, Inc.                             100%                       Delaware
CareMatrix of Darien, Inc.                                      100%                       Delaware
CareMatrix of Emerald Springs, Inc.                             100%                       Delaware
CareMatrix of Massachusetts, Inc.                               100%                       Delaware
CareMatrix of Needham, Inc.                                     100%                       Delaware
CareMatrix of Westfield Court, Inc.                             100%                       Delaware
CareMatrix Turnkey Holding Corporation                          100%                       Delaware
CarePlex of Cragganmore, Inc.                                   100%                       Delaware
CarePlex of Homestead, Inc.                                     100%                       Delaware
CarePlex of Miami Shores, Inc.                                  100%                       Delaware
CCC of Maryland, Inc.                                           100%                       Delaware
Dominion Villages, Inc.                                         100%                       Virginia
Lakes Region Villages, LLC                                       51%                    New Hampshire
Lowry Village, Inc.                                             100%                       Florida
Lowry Village Limited Partnership                                80%                       Florida
Piedmont Villages, Inc.                                         100%                    North Carolina
Standish Lakes Region Villages, Inc.                            100%                    New Hampshire
Stan/Oak Development Corp.                                      100%                       Delaware

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 * Owned through Stan/Oak Development Corp.
** Owned through Adams Square, Inc.